EXHIBIT 9(C)

        Distribution Agreement dated as of December 9, 1997, between the Registrant and Shay Financial Services, Inc.

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                             DISTRIBUTION AGREEMENT


         This Distribution Agreement is made as of the 9th day of December, 1997, between INSTITUTIONAL INVESTORS CAPITAL APPRECIATION FUND, INC. , a New York corporation (herein called the "Fund"), and SHAY FINANCIAL SERVICES, INC., a Florida corporation (herein called the "Distributor").

         WHEREAS, the Fund is an open-end management investment company and is so registered under the Investment Company Act of 1940; and

         WHEREAS, the Fund desires to retain the Distributor as the distributor for the Fund to provide for the distribution of shares of common stock of the Fund, each such share having a par value of $1.00 per share (herein collectively called "Shares"), and is willing to render such services;

         NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein the parties hereto agree as follows:

                            I. DELIVERY OF DOCUMENTS

         The Fund has delivered to Distributor copies of each of the following documents and will deliver to it all future amendments and supplements thereto, if any:

              (a) The Fund's Certificate of Incorporation and all amendments thereto (such Certificate of Incorporation, as currently in effect and as it shall from time to time be amended, herein called the Fund's "Certificate of Incorporation");

              (b) The By-Laws of the Fund (such By-Laws, as currently in effect and as it shall from time to time be amended, herein called the "By-Laws");

              (c) Resolutions of the Board of Directors of the Fund authorizing the execution and delivery of this Agreement;

              (d) The most recent amendment to the Fund's Registration Statement under the Investment Company Act of 1940, as amended (the "1940 Act"), on Form N-1A as filed with the Securities and Exchange Commission (the "Commission"),
said Registration Statement, as presently in effect and as amended or supplemented from time to time, is herein called the "Registration Statement";

              (e) Notification of Registration of the Fund under the 1940 Act on Form N-8A as filed with the Commission; and

              (f) The Prospectus and Statement of Additional Information, if any, of the Fund (such prospectus and statement of additional information, as filed with the Securities and Exchange Commission and as they shall from time to time be amended and supplemented, herein called the "Prospectus").

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                                II. DISTRIBUTION

         1. APPOINTMENT OF DISTRIBUTOR. The Fund hereby appoints Distributor to serve as the distributor of the Fund's Shares and Distributor hereby accepts such appointment and agrees to render the services and duties set forth in this
Section II.

         2. SERVICES AND DUTIES.

            (a) Except as provided below, the Fund agrees to offer for sale exclusively through Distributor as agent, from time to time during the term of this Agreement, Shares of the Fund (whether authorized but unissued or treasury shares, in the Fund's sole discretion) upon the terms and at the net asset value as described in the Registration Statement or Prospectus, if any. Distributor will act only in its own behalf as principal in making agreements with selected dealers or others for the sale of Shares, and shall offer Shares only at the net asset value thereof as set forth in the Registration Statement or Prospectus, if any. Distributor shall devote its best efforts to effect sales of Shares of the Fund, but shall not be obligated to sell any certain number of Shares. All subscriptions for Shares solicited by the Distributor shall be directed to the Fund for acceptance and shall not be binding on the Fund until accepted by it. The Distributor shall have no authority to make binding subscriptions on behalf of the Fund. The Fund reserves the right to offer Shares directly to investors, including offers in connection with (i) the merger or consolidation of the Fund or its series or classes with any other investment company or series or class thereof, (ii) the Fund's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company or
(iii) reinvestment in Shares by the Fund's stockholders of dividends or other distributions or any other offering by the Fund of securities to its stockholders.

            (b) In all matters relating to the sale of Shares, Distributor will act in conformity with the Fund's Certificate of Incorporation, By-Laws, Registration Statement or Prospectus, if any, and with the instructions and directions of the Board of Directors of the Fund and will conform to and comply with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, the regulations of the National Association of Securities Dealers, Inc. and all other applicable federal or state laws and regulations. In connection with such sales, Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the Fund's Registration Statement and Prospectus and any sales literature specifically approved by the Fund.

            (c) Distributor will bear the cost of (i) printing and distributing the Prospectus, if any, and Statement of Additional Information, if any, (including any supplement thereto) to persons who are not either shareholders of, or counsel, independent accountants or other persons providing similar services to, the Fund, and (ii) preparing, printing and distributing any literature, advertisement or material which is primarily intended to result in the sale of the Shares; provided, however, that Distributor shall not be obligated to bear the expenses incurred by the Fund in connection with the preparation and printing of any amendment to the Registration Statement.

            (d) All Shares of the Fund offered for sale by Distributor shall be offered for sale at the net asset value (determined in the manner set forth in the Fund's Certificate of Incorporation and then effective Registration Statement and Prospectus, if any). No broker-dealer or other person who enters into a selling agreement with Distributor shall be authorized to act as agent for the Fund in connection with the offering or sale of its Shares or otherwise.

         3. SALES OF SHARES.

            (a) The Fund shall pay all costs and expenses in connection with the registration of the Shares under the 1940 Act, and all expenses in connection with maintaining facilities for the issue and transfer of the Shares and for supplying information, prices and other data to be furnished by the Fund hereunder.

            (b) Distributor shall pay all expenses connected with its qualification as a dealer under state or federal laws and, except as otherwise specifically provided in this Agreement, all other expenses incurred by Distributor in connection with the sale of the Shares as contemplated in this Agreement.

            (c) The Fund shall have the right to suspend the offering and sale of Shares of the Fund at any time in the absolute discretion of the Fund in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of the Fund at any time permitted by the 1940 Act or the rules of the commission ("Rules"). Upon notice of any such suspension of the offering and sale of Shares, the Distributor shall cease to offer Shares. The Distributor shall not make or cause to be made any offers of Shares in any state or other jurisdiction where such Shares are not then qualified for offer or sale or exempt from such qualification.

            (d) All orders for the Fund's Shares shall be transmitted promptly to the transfer agent of the Fund.

            (e) The Fund reserves the right to reject any order for Shares.

         4. RESTRICTIONS AND LIMITATIONS. The Distributor acknowledges that the offer and sale of the Shares have not been registered under the 1933 Act and that such offers and sales are to be made pursuant to the exemption from such registration set forth in Section 3(a)(11) of the 1933 Act. In furtherance thereof, the Distributor agrees that it shall offer Shares only to investors that (i) are "Eligible Investors" as defined in the Fund's Certificate of Incorporation and By-Laws and the Registration Statement and (ii) have their principal office in the State of New York and have not been formed for the specific purpose of acquiring Shares. In performing its obligations under the immediately preceding sentence, the Distributor shall be entitled to rely on a certification by each investor as to the specific facts necessary to establish the status of such investor as an "Eligible Investor". The Distributor shall cause each broker-dealer or other person that enters into a selling agreement with the Distributor to comply with the requirements of this Section.
Notwithstanding any language herein to the contrary, the Fund and the Distributor acknowledge and agree that until such time as registration under the 1933 Act is authorized and approved by the Fund, no action has been or will be taken to qualify the Shares under the securities or blue sky laws of any state or jurisdiction, but if deemed necessary and appropriate by the parties, steps will be taken to qualify the shares under the blue sky laws of the State of New York.

                                IIA. COMPENSATION

         The Distributor shall be entitled to no compensation or reimbursement of expenses for the distribution and service activities provided by the Distributor pursuant to this Agreement. Notwithstanding anything in this Agreement to the contrary, affiliated persons of the Distributor may receive compensation or reimbursement from the Fund with respect to the provision of management services or service as a director or officer of the Fund.

                          III. LIMITATION OF LIABILITY

         Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

                               IV. CONFIDENTIALITY

         Distributor will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, to the Fund's prior or present shareholders and to those persons or entities who respond to Distributor inquiries concerning investment in the Fund, and, except as provided below, will not use such records and information for any purpose other than the performance of its responsibilities and duties hereunder or the performance of its responsibilities and duties with regard to sales of the shares of any portfolio which may be added to the Fund in the future. Any other use by Distributor of the information and records referred to above may be made only after prior notification to and approval in writing by the Fund. Such approval shall not be unreasonably withheld and may not be withheld where (i) Distributor may be exposed to civil or criminal contempt proceedings for failure to divulge such information; (ii) Distributor is requested to divulge such information by duly constituted authorities; or (iii) Distributor is so requested by the Fund.

                               V. INDEMNIFICATION

         1. FUND REPRESENTATIONS. The Fund represents and warrants to Distributor that at all times the Registration Statement and Prospectus, if any, will, in all material respects, conform to the applicable requirements of the 1940 Act and the rules thereunder, that the Registration Statement did not contain at the time it became effective and will not contain at the time any subsequent amendment thereto becomes effective any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading and that the Prospectus, if any, will not contain at any time when it is authorized for use any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty in this subsection shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of or otherwise approved by and with respect to Distributor or its affiliates expressly for use in the Registration Statement or Prospectus.

         2. DISTRIBUTOR REPRESENTATIONS. Distributor represents and warrants to the Fund that it is duly incorporated as a Florida corporation and is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and the laws of each state where such registration is required for the distribution of the Fund's Shares and is and at all times will remain duly authorized and licensed to carry out its services as contemplated herein.

         3. FUND INDEMNIFICATION. The Fund will indemnify, defend and hold harmless Distributor, its several directors and officers, and any person who controls Distributor within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, if any, is authorized by the Fund, or in any application or other document executed by or on behalf of the Fund, or arise out of, or are based upon, information furnished by or on behalf of the Fund filed in any state in order to qualify the Shares under the securities or blue sky laws thereof ("Blue Sky Application"), or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Distributor, its several directors and officers, and any person who controls Distributor within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Fund shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectus, any Blue Sky Application or any application or other document executed by or on behalf of the Fund in reliance upon and in conformity with written information furnished to the Fund by or on behalf of or otherwise approved by and with respect to Distributor or its affiliates specifically for inclusion therein.

         The Fund shall not indemnify any person pursuant to this subsection 3 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his willful misfeasance, bad faith or gross negligence in the performance of his duties, or his reckless disregard of obligations and duties, under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of directors of the Fund who are neither "interested persons" of the Fund (as defined in the 1940 Act) nor parties to the proceeding, or by an independent legal counsel in a written opinion.

         The Fund shall advance attorneys' fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this subsection 3, so long as: (i) such person shall undertake to repay all such advances unless it is ultimately determined that he is entitled to indemnification hereunder; and (ii) such person shall provide security for such undertaking, or the Fund shall be insured against losses arising by reason of any lawful advances, or a majority of a quorum of the disinterested, non-party directors of the Fund (or an independent legal counsel in a written opinion) shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is a reasonable likelihood that such person ultimately will be found entitled to indemnification hereunder.

         4. DISTRIBUTOR INDEMNIFICATION. Distributor will indemnify, defend and hold harmless the Fund, the Fund's several officers and directors and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect hereof) arise out of, or are based upon, any breach of its representations and warranties in subsection 2 of this Section V or its agreements in subsection 2 or 3 of Section II hereof, or which arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, if any, is authorized by the Fund, any Blue Sky Application or any application or other document executed by or on behalf of the Fund, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon or in conformity with information furnished in writing to the Fund or any of its several officers and directors by or on behalf of or otherwise approved by and with respect to Distributor specifically for inclusion therein, and will reimburse the Fund, the Fund's several officers and directors, and any person who controls the Fund or any Fund within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

         The Distributor shall advance attorneys' fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this subsection 4, so long as: (i) such person shall undertake to repay all such advances unless it is ultimately determined that he is entitled to indemnification hereunder; and (ii) such person shall provide security for such undertaking, or the Fund shall be insured against losses arising by reason of any lawful advances, or a majority of a quorum of the disinterested, non-party directors of the Fund (or an independent legal counsel in a written opinion) shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is a reasonable likelihood that such person ultimately will be found entitled to indemnification hereunder.

         5. GENERAL INDEMNITY PROVISIONS. No indemnifying party shall be liable under its indemnity agreement contained in subsection 3 or 4 hereof with respect to any claim made against such indemnifying party unless the indemnified party shall have notified the indemnifying party in writing within twenty (20) days after the summons or other first legal process giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve it from any liability which it may otherwise have to the indemnified party. The indemnifying party will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, and if the indemnifying party elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party. In the event the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by the indemnified party.

                          VI. DURATION AND TERMINATION

         This Agreement shall become effective as of the date first above written, and, unless sooner terminated as provided herein, shall remain in effect until May 30, 1998. Thereafter, if not terminated, this Agreement shall continue automatically for successive terms of one year expiring on May 30 of each year, provided that such continuance is specifically approved at least annually (a) by a majority of those members of the Board of Directors of the Fund who are not "interested persons" of the Fund and who have no direct or indirect financial interest in the operation of this Distribution Agreement (the "Disinterested Directors"), pursuant to a vote cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund; provided, however, that this Agreement shall automatically terminate in the event of its assignment and may be terminated by the Fund at any time, without the payment of any penalty, by vote of a majority of the Disinterested Directors or by a vote of a majority of the outstanding voting securities on 60 days' written notice to, or by the Distributor at any time, without the payment of any penalty, on 60 days' written notice to the Fund. The terms "assignment" and "vote of a majority of the outstanding voting securities' shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder.

                        VII. AMENDMENT OF THIS AGREEMENT

         No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

                                  VIII. NOTICES

         Notice of any kind to be given to the Distributor by the Fund shall be in writing and shall be duly given if mailed or delivered to the Distributor at 111 East Wacker Dr., Chicago, IL 60601, Attention: Executive Vice President, or at such other address or to such other individual as shall be specified by the Distributor to the Fund in accordance with this Section VIII. Notices of any kind to be given to the Fund by the Distributor shall be in writing and shall be duly given if mailed or delivered to the Fund at its address set forth in the then effective Registration Statement, Attention: President, or at such other address or to such other individual as shall be specified by the Fund to the Distributor in accordance with this Section, with copies to each of the Fund's Directors at their respective addresses set forth in the Fund's Registration Statement and to the legal counsel to the Fund.

                         IX. CONSTRUCTION; GOVERNING LAW

         The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section VI hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law; provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the Commission thereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their officers designated below as of the day and year first above written.


                                        INSTITUTIONAL      INVESTORS     CAPITAL
                                        APPRECIATION FUND, INC.


                                        By: /s/ HARRY P. DOHERTY
                                            ------------------------------------
                                            Harry P. Doherty
                                            President


                                        SHAY FINANCIAL SERVICES, INC.


                                        By: /s/ ROBERT T. PODRAZA
                                            ------------------------------------
                                            Robert T. Podraza
                                            Vice President

                          CERTIFICATION OF ELIGIBILITY


         The undersigned  hereby  certifies to Institutional  Investors  Capital
Appreciation Fund, Inc. (the "Fund") and Shay Financial Services, Inc., a Florida corporation which acts as the Distributor of shares of the Fund, for the benefit of Shay Financial Services, Inc. and the Fund as follows:

         1.    The undersigned is:

               (A) a savings bank or savings and loan association which is organized under the laws of the State of New York; or

               (B) a federal savings association organized under the laws of the United States, or

               (C) a holding company owning a majority of the outstanding shares of such a savings bank, savings and loan association or savings association, or

               (D) a life insurance department of any such savings bank, savings and loan association or savings association, or

               (E) a wholly- or majority-owned subsidiary of any such savings bank, savings and loan association or savings association, including without limitation a life insurance subsidiary, or

               (F) a pension trust, fund, plan or agreement participated in by one or more such savings banks, savings and loan associations, savings associations or holding companies to provide retirement benefits, death benefits or disability benefits for any or all of its or their active officers and employees.

         2. The undersigned's principal office is located in the State of New York.

         3. The undersigned has not been formed for the specific purpose of acquiring interests in the Fund.


Dated:____________________________          ____________________________________
                                                 [Print name of institution]



                                             By: _______________________________
                                                 Name:
                                                 Title: